UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including, Area Code: (408) 324-0588

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one share of Common Stock, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Mothers Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 16, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Techpoint, Inc. (the “Company”) approved discretionary cash bonus payouts for performance in 2024 of $102,010 to Michelle Ho, the Company’s Interim Chief Financial Officer, $88,000 to Fumihiro Kozato, the Company’s Chief Executive Officer and Director, $88,000 to Feng Kuo, the Company’s Chief Technology Officer and Director, and $80,006 to Darron Ma, the Company’s Chief Operating Officer and Vice President of Sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: December 17, 2024	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)